0 Q4 and FY 2023 Earnings Results & 2024 Outlook February 26, 2024 Exhibit 99.2

Special Note Regarding Forward-Looking Information Statements in this presentation regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should," "intend," "seek," "estimate," "plan," "target," "project," "likely," "will," "forecast," "future," "outlook," or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business, and failures to comply with existing or new laws or regulations, including those related to consumer protection, as well as an increased focus on our industry by federal and state regulatory authorities; (ii) our ability to execute on our multi-year strategic plan and achieve the benefits and outcomes we expect, including improving our business, centralizing key processes such as customer lease decisioning and payments, real estate optimization, enhancing our e-commerce platform and digital acquisition channels, enhancing and growing BrandsMart, and optimizing our cost structure; (iii) our ability to attract and retain key personnel; (iv) our ability to manage cybersecurity risks, disruptions or failures in our information technology systems and to protect the security of personal information of our customers and employees; (v) weakening general market and economic conditions, especially as they may affect retail sales, increased interest rates, unemployment and consumer confidence; (vi) the concentration of our stores in certain regions or limited markets; (vii) the current inflationary environment could result in increased labor, raw materials or logistics costs that we are unable to offset or accelerating prices that result in lower lease volumes; (viii) any future potential pandemics, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (ix) business disruptions due to political and economic instability resulting from global conflicts such as the Russia-Ukraine conflict and related economic sanctions and the conflict in Israel, Palestine and surrounding areas, as well as domestic civil unrest; (x) challenges faced by our business, including commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xi) increased competition from direct-to-consumer and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xii) increases in lease merchandise write-offs; (xiii) any failure to realize the benefits expected from the acquisition of BrandsMart, including projected synergies; (xiv) the acquisition of BrandsMart may create risks and uncertainties which could materially and adversely affect our business and results of operations; (xv) our ability to successfully acquire and integrate businesses and to realize the projected results and expected benefits of acquisitions or strategic transactions; (xvi) our ability to maintain or improve market share in the categories in which we operate despite heightened competitive pressure; (xvii) our ability to improve operations and realize cost savings; and (xviii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and from time to time in documents that we file with the SEC. Statements in this presentation that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation. 1

“In response to ongoing pressure in our key product categories at Aaron's and BrandsMart during 2023, we took strong actions to drive demand and reduce costs. In Q4, we launched a new omnichannel lease decisioning and customer acquisition program, which led to robust e-commerce growth that has continued into 2024. Also, I'm pleased that we exceeded our cost savings target in 2023, and we remain focused on driving further efficiencies. While the lower lease portfolio size to start the year will impact adjusted earnings in 2024, we expect our actions will generate lease portfolio growth. Given the investments we've made to innovate our business and the strength of our balance sheet, we are better positioned than ever to drive long-term profitable growth. Our management team and Board are highly engaged and committed to taking actions that will deliver additional value for our shareholders." Douglas Lindsay CEO, The Aaron’s Company, Inc. CEO Comments 2

The Aaron's Company, Inc.

Key Themes

- Delivered FY 2023 consolidated company revenues in line with the revised outlook we provided on October 23, 2023, and consolidated adjusted earnings below our outlook
- Aaron's Business launched a new omnichannel lease decisioning and customer acquisition program in Q4, which led to 60% YoY growth in e-commerce recurring revenue written in Q4 and significant additional growth so far in Q1 2024
- Aaron's Business grew lease merchandise deliveries 1.4% YoY in Q4, with high single digit growth so far in Q1 2024
- BrandsMart comparable sales decreased 14.0% in Q4, a sequential improvement of 300 basis points
- Delivered over $40 million in company-wide costs savings in 2023, exceeding the high end of our target, with additional cost actions taken in Q1 2024
- Reduced net debt in 2023 by ~$80 million (~37%) and delivered adjusted free cash flow up ~11% YoY
- Provided full year 2024 outlook which reflects a lower lease portfolio size to begin the year followed by mid single digit growth to end the year in the Aaron's Business, as well as expected improvements in demand in the second half of the year at BrandsMart

3

4 Q4 Highlights

The Aaron's Company, Inc.

Consolidated Q4 2023 Results of Operations[1]

	($ in Thousands, except per share)	Three Months Ended December 31, 2023	2022	Variance $	% or bps
Revenues	Consolidated	$ 529,479	$ 589,584	$ (60,105)	(10.2) %
	Aaron's Business	369,195	404,262	(35,067)	(8.7) %
	BrandsMart	164,087	187,682	(23,595)	(12.6) %
Gross Profit	Consolidated	$ 269,445	$ 285,932	$ (16,487)	(5.8) %
	Aaron's Business	231,746	248,642	(16,896)	(6.8) %
	BrandsMart	38,032	37,449	583	1.6 %
Gross Profit Margin %	Consolidated	50.9%	48.5%	--	240 bps
	Aaron's Business	62.8%	61.5%	--	130 bps
	BrandsMart	23.2%	20.0%	--	320 bps
Net Loss	Consolidated	$ (12,355)	$ (5,854)	$ (6, 501)	nmf
Adjusted EBITDA[2,3]	Consolidated	$ 22,363	$ 29,893	$ (7,530)	(25.2) %
	Aaron's Business	33,773	36,151	(2,378)	(6.6) %
	BrandsMart	969	5,338	(4,369)	(81.8) %
Adjusted EBITDA Margin %	Consolidated	4.2%	5.1%	--	(90) bps
	Aaron's Business	9.1%	8.9%	--	20 bps
	BrandsMart	0.6%	2.8%	--	(220) bps
(Loss) Earnings Per Share	Diluted Loss Per Share[4]	$ (0.41)	$ (0.19)	$ (0.22)	nmf
	Non-GAAP Diluted (Loss) Earnings Per Share[2]	$ (0.26)	$ 0.09	$ (0.35)	nmf
Cash Flow	Cash Provided by Operating Activities	$ 31,308	$ 46,561	$ (15,253)	(32.8) %
	Adjusted Free Cash Flow[2]	$ 15,874	$ 24,653	$ (8,779)	(35.6) %

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix
3. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense
4. For the three months ended December 31, 2023 and 2022, the GAAP Weighted Average Shares Outstanding had no dilutive effect due to the net loss incurred in the periods

5

The Aaron's Company, Inc.

The Aaron's Company – Consolidated Q4 Highlights[1]

Revenues


-10.2%
$589.6M
$529.5M
Q4 2022
Q4 2023

Adjusted EBITDA


-25.2%
$29.9M
$22.4M
Q4 2022
Q4 2023

Margin %	5.1%	4.2%

Non-GAAP Diluted EPS


nmf
$0.09
-$0.26
Q4 2022
Q4 2023

Adjusted Free Cash Flow


-35.6%
$24.7M
$15.9M
Q4 2022
Q4 2023

Highlights

- **Revenues** decreased YoY primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to lower revenues at both business segments
  - Partially offset by lower personnel costs and lower write-offs at the Aaron's Business
- **Non-GAAP diluted EPS** decreased YoY as a result of lower earnings before taxes and higher tax expense
- **Adjusted free cash flow** decreased YoY primarily due to higher inventory purchases to meet increased demand in Q4 2023, partially offset by additional proceeds from real estate transactions as compared to Q4 2022

1. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

6

Aaron’s Business Q4 Highlights 7 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a smaller lease portfolio size and lower lease renewal rate; the lower lease renewal rate primarily resulted from an increasing mix of e-commerce agreements written into the portfolio ‒ E-commerce revenues increased 10.4% YoY, representing 20.6% of lease revenues • Provision for lease merchandise write- offs was 6.5% as compared to 7.1% in the prior year quarter, as a result of the lease decisioning enhancements implemented in prior quarters • Adjusted EBITDA decreased YoY, primarily due to a smaller lease portfolio size and a lower lease renewal rate, partially offset by lower operating expenses, including lower write-offs, and a gain on real estate transactions Highlights $404.3M $369.2M Q4 2022 Q4 2023 -8.7% $36.2M $33.8M Q4 2022 Q4 2023 -6.6% $126.5M $117.7M Q4 2022 Q4 2023 -7.0% 85.8% 85.2% Q4 2022 Q4 2023 -60 bps Margin % 8.9% 9.1% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix

Aaron’s Business Q4 Highlights – E-commerce & GenNext Store Strategy 8 % of Lease Revenues 16.7% 20.6% Q4 2022 Q4 2023 +10.4% 25.1% 32.4% Q4 2022 Q4 2023 Q4 2022 Q4 2023 +60.0% 195 245 16 Q4 2022 9 Q4 2023 211 254 Opened in the Quarter Q4’23 Initial Count Q4’22 Initial Count E-commerce Highlights GenNext Store Highlights Recurring Revenue Written1 Revenues % of Revenues2 GenNext Store Count 1. Monthly recurring revenue written into the portfolio resulting from new lease agreements 2. As a percent of lease and retail revenues; excludes GenNext stores open less than one month

Aaron’s Business Q4 Highlights – Non-Renewal Rates & Write-offs1 9 32+ Day Non-Renewal Rate2 Lease Merchandise Write-offs3 1. Based on open stores at the end of the respective period 2. Customers 32+ days non-renewed (i.e., customer did not make renewal payment or return product) at the end of the applicable quarter divided by the customer count at the beginning of the quarter-end month 3. Provision for lease merchandise write-offs as a percentage of lease revenues and fees, the largest component of which is charge-offs • 32+ day non-renewal rate flat YoY from Q4 2022 (2.7% vs. 2.7%) ‒ Sequential increase of 10 bps from Q3 2023 (2.7% vs. 2.6%) • Lease merchandise write-offs improved 60 bps YoY from Q4 2022 (6.5% vs. 7.1%) ‒ Sequential increase of 40 bps from Q3 2023 (6.5% vs. 6.1%) ‒ YoY improvement primarily due to lease decisioning enhancements made in prior quarters • Expect lower renewal rate and higher write-offs in 2024 as a result of increasing mix of e-commerce agreements Highlights 1.6% 2.4% 2.9% 2.7% 1.6% 2.5% 2.6% 2.7% 1.0 1.5 2.0 2.5 3.0 Q1 Q2 Q3 Q4 5.4% 5.7% 7.5% 7.1% 5.4% 5.4% 6.1% 6.5% 4.0 5.0 6.0 7.0 8.0 Q1 Q2 Q3 Q4 2022 2023 2022 2023

BrandsMart USA

BrandsMart Q4 Highlights

Revenues


-12.6%
$187.7M
$164.1M
Q4 2022
Q4 2023

	Q4 2022	Q4 2023
Comparable Sales YoY	n/a[1]	(14.0%)

Gross Profit


+1.6%
$37.4M
$38.0M
Q4 2022
Q4 2023

	Q4 2022	Q4 2023
Margin %	20.0%	23.2%

Adjusted EBITDA[2]


-81.8%
$5.3M
$1.0M
Q4 2022
Q4 2023

	Q4 2022	Q4 2023
Margin %	2.8%	0.6%

Product Mix[3]


Furniture & Mattresses
Other
8%
3%
Major Appliances
47%
Electronics
42%

Highlights

- **Revenues** decreased YoY driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories
  - Average transaction value decreased 6.5% YoY
  - E-commerce product sales were 9.8% of total product sales, down from 10.5% in the prior year quarter
  - Revenues in Q4 2023 included sales from the new store in Augusta, GA
- **Gross profit margin %** increased YoY primarily due to lower inventory loss reserves in Q4 2023 and accounting adjustments related to the acquisition in Q4 2022, offset by lower product margin in Q4 2023
- **Adjusted EBITDA** and **adjusted EBITDA margin %** decreased YoY primarily due to lower retail sales, offset by benefits of direct procurement savings, strategic pricing actions, and cost controls

1. Results prior to the April 1, 2022 acquisition are not included; therefore, Comparable Sales results are not available
2. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
3. Based on merchandise product sales posted in Q4 2023; excludes warranty, installation, delivery, and other service revenues

10

11 FY 2023 Highlights

The Aaron's Company, Inc.

Consolidated FY 2023 Results of Operations[1,2]

	($ in Thousands, except per share)	Year Ended December 31, 2023	Year Ended December 31, 2022	Variance $	Variance % or bps
Revenues	Consolidated	$ 2,139,890	$ 2,249,434	$ (109,544)	(4.9) %
	Aaron's Business	1,546,473	1,703,503	(157,030)	(9.2) %
	BrandsMart	604,413	552,465	51,948	9.4 %
Gross Profit	Consolidated	$ 1,119,319	$ 1,161,773	$ (42,454)	(3.7) %
	Aaron's Business	976,547	1,061,266	(84,719)	(8.0) %
	BrandsMart	143,660	101,364	42,296	41.7 %
Gross Profit Margin %	Consolidated	52.3%	51.6%	--	70 bps
	Aaron's Business	63.1%	62.3%	--	80 bps
	BrandsMart	23.8%	18.3%	--	550 bps
Net Earnings (Loss)	Consolidated	$ 2,823	$ (5,280)	$ 8,103	nmf
Adjusted EBITDA[3,4]	Consolidated	$ 135,954	$ 177,117	$ (41,163)	(23.2) %
	Aaron's Business	174,262	196,553	(22,291)	(11.3) %
	BrandsMart	9,215	22,423	(13,208)	(58.9) %
Adjusted EBITDA Margin %	Consolidated	6.4%	7.9%	--	(150) bps
	Aaron's Business	11.3%	11.5%	--	(20) bps
	BrandsMart	1.5%	4.1%	--	(260) bps
Earnings (Loss) Per Share	Diluted Earnings (Loss) Per Share	$ 0.09	$ (0.17)	$ 0.26	nmf
	Non-GAAP Diluted Earnings Per Share[3]	$ 0.81	$ 2.07	$ (1.26)	(60.9) %
Cash Flow	Cash Provided by Operating Activities	$ 180,414	$ 170,432	$ 9,982	5.9 %
	Adjusted Free Cash Flow[3]	$ 102,265	$ 92,527	$ 9,738	10.5 %

1. Consolidated totals include unallocated corporate costs and intersegment elimination amounts
2. BrandsMart results prior to the April 1, 2022 acquisition are not included
3. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix
4. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the twelve months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense

12

The Aaron's Company, Inc.

The Aaron's Company – Consolidated FY 2023 Highlights[1,2]

Revenues



-4.9%
$2.25B
$2.14B
2022
2023

Adjusted EBITDA



-23.2%
$177.1M
$136.0M
2022
2023

Margin %	7.9%	6.4%

Non-GAAP Diluted EPS



-60.9%
$2.07
$0.81
2022
2023

Adjusted Free Cash Flow



+10.5%
$92.5M
$102.3M
2022
2023

Highlights

- **Revenues** decreased YoY primarily due to lower lease revenues and fees and lower retail and non-retail sales at the Aaron's Business, as well as lower retail sales at BrandsMart
- **Adjusted EBITDA** and **adjusted EBITDA margin** decreased YoY primarily due to lower revenues at both business segments
  - Partially offset by lower personnel costs and lower write-offs at the Aaron's Business
- **Non-GAAP diluted EPS** decreased YoY as a result of lower earnings before taxes, partially offset by lower tax expense
- **Adjusted free cash flow** increased YoY primarily due to lower inventory purchases reflecting the demand environment in both business segments and improvements in working capital management

1. Consolidated results for 2022 include the results of BrandsMart subsequent to the April 1, 2022 acquisition date; financial results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart
2. Non-GAAP reconciliations of adjusted EBITDA, EPS, and adjusted free cash flow are included in the Appendix

13

Aaron’s Business FY 2023 Highlights 14 Revenues Adjusted EBITDA1 Lease Portfolio Size Lease Renewal Rate • Revenues decreased YoY primarily due to a smaller lease portfolio size, lower lease renewal rate, fewer exercises of early purchase options, and lower retail sales ‒ E-commerce revenues increased 6.6% YoY, representing 18.7% of lease revenues • Provision for lease merchandise write- offs was 5.8% as compared to 6.4% in the prior year quarter, primarily due to lease decisioning enhancements • Adjusted EBITDA and adjusted EBITDA margin decreased YoY, primarily due to lower revenues YoY, partially offset by higher gross profit margin and lower personnel, other operating, and write-off expenses Highlights 2022 2023 $1.70B $1.55B -9.2% 2022 2023 $196.6M $174.3M -11.3% $126.5M $117.7M 2022 2023 -7.0% 87.5% 87.1% 2022 2023 -40 bps Margin % 11.5% 11.3% 1. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix

Aaron’s Business FY 2023 Highlights – E-commerce & GenNext Store Strategy 15 % of Lease Revenues 15.9% 18.7% 2022 2023 +6.6% 19.7% 29.7% 2022 2023 2022 2023 +12.1% 116 211 95 2022 43 2023 211 254 Opened in the Year 2023 Initial Count 2022 Initial Count E-commerce Highlights GenNext Store Highlights Recurring Revenue Written1 Revenues % of Revenues2 GenNext Store Count 1. Monthly recurring revenue written into the portfolio resulting from new lease agreements 2. As a percent of lease and retail revenues; excludes GenNext stores open less than one month

BrandsMart USA

BrandsMart FY 2023 Highlights

Revenues


+9.4%
$552.5M
$604.4M
2022
2023

	2022	2023
Comparable Sales YoY[1]	n/a	n/a

Gross Profit


+41.7%
$101.4M
$143.7M
2022
2023

	2022	2023
Margin %	18.3%	23.8%

Adjusted EBITDA[2]


-58.9%
$22.4M
$9.2M
2022
2023

	2022	2023
Margin %	4.1%	1.5%

Product Mix[3]


Furniture & Mattresses
Other
4%
7%
Electronics
36%
53%
Major Appliances

Highlights

- **Revenues** decreased YoY driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories
  - Average transaction value decreased 7.7% YoY
  - E-commerce product sales were 9.1% of total product sales, down from 9.6% in the prior year
- **Gross profit margin %** increased YoY primarily due to a one-time non-cash charge for a fair value adjustment to merchandise inventories of $23.1 million that occurred in 2022, in addition to ongoing strategic pricing and procurement initiatives
- **Adjusted EBITDA** and **adjusted EBITDA margin %** decreased YoY primarily due to lower retail sales and higher personnel expenses and other operating expenses in 2023

1. Results prior to the April 1, 2022 acquisition are not included; therefore, Comparable Sales results are not available
2. Adjusted EBITDA does not include unallocated corporate expenses; non-GAAP reconciliations are included in the Appendix
3. Based on merchandise product sales posted in 2023; excludes warranty, installation, delivery, and other service revenues

16

17 Balance Sheet and Outlook

$390.0 million $3.8 million (Q4)3 $21.5 million (2023)4 $194.0 million Balance Sheet and Shareholder Returns Debt (As of 12/31/23) Liquidity2 (As of 12/31/23) Shareholder Returns 18 1. Non-GAAP reconciliation of net debt is included in the Appendix 2. As of December 31, 2023, the Company had $59.0 million of cash and $331.0 million of availability under its $375.0 million revolving credit facility; on February 23, 2024, the Company entered into an amendment to the revolving credit facility agreement, information for which can be found in the Form 8-K filed on February 26, 2024 3. For the three months ended December 31, 2023, the Company paid $3.8 million in dividends and repurchased 1,945 shares of common stock for $16 thousand 4.For the twelve months ended December 31, 2023, the Company paid $15.0 million in dividends and repurchased 608,007 shares of common stock for $6.5 million $59.0 million Cash and Cash Equivalents (As of 12/31/23) Company reduced net debt1 by $79.8 million YoY from the end of 2022, a reduction of 37%

2024 Outlook1 19 Low High Revenues $2,055.0 million $2,155.0 million Net (Loss) Earnings $(12.0) million $0.0 million Adjusted EBITDA $105.0 million $125.0 million Diluted EPS $(0.30) $(0.05) Non-GAAP Diluted EPS $(0.10) $0.25 Cash Provided by Operating Activities $100.0 million $115.0 million Capital Expenditures $85.0 million $95.0 million Adjusted Free Cash Flow $15.0 million $30.0 million Revenues $1,460.0 million $1,520.0 million Earnings Before Income Taxes $64.5 million $77.5 million Adjusted EBITDA $137.5 million $152.5 million Revenues $610.0 million $650.0 million Loss Before Income Taxes $(9.5) million $(5.5) million Adjusted EBITDA $7.0 million $12.0 million Consolidated Aaron’s Business BrandsMart 1. See the “Use of Non-GAAP Financial Information” section included in the Appendix; Consolidated totals include unallocated corporate costs and intersegment elimination amounts The outlook below assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.

2024 Priorities 20 Transform the Aaron’s Business Enhance and Grow BrandsMart Optimize Cost Structure • Grow e-commerce • Expand omnichannel customer acquisition programs • Enhance lease decisioning & digital platforms • Invest in market optimization • Expand to new markets • Grow e-commerce • Invest in enhanced customer payment and financing programs • Capture transaction synergies • Rationalize store labor, store support center personnel, and other overhead • Drive supply chain efficiencies • Reduce real estate and third party spend

Overview of Capital Allocation Strategy 21 ▪ Invest in Aaron’s and BrandsMart Growth Initiatives ▪ Maintain Conservative Leverage Profile (1.0x – 1.5x Net Debt-to-Adjusted EBITDA) ▪ Return Capital to Shareholders through Dividends and Share Repurchases ▪ Evaluate Acquisitions on an Opportunistic Basis 1 2 3 4

Key Takeaways 22 • 2023 earnings challenged by demand headwinds leading to lower portfolio size to begin 2024 • Innovation through new omnichannel lease decisioning and customer acquisition program delivering strong start to 2024 • Exceeded 2023 cost savings target with additional actions in 2024 • Strong financial foundation and healthy balance sheet – Adjusted free cash flow exceeded high end of revised outlook by ~28% in 2023 – Net debt down ~37% YoY at year-end 2023 – Low leverage profile with net debt-to-adjusted EBITDA less than 1.0x • Management team and Board committed to taking actions to deliver value for shareholders

23 Appendix

24 Company Store Count By Ownership Type Company-Operated Aaron’s Stores by Type (Unaudited) As of December 31, 2023 2022 Company-operated Aaron’s Stores1 1,019 1,034 GenNext (included in Company-Operated) 254 211 Franchisee-operated Aaron’s Stores 224 232 BrandsMart U.S.A. Stores2 11 10 Systemwide Stores 1,254 1,276 (Unaudited) As of December 31, 2023 GenNext Legacy Total Store 186 605 791 Hub 58 56 114 Showroom 10 104 114 Total 254 765 1,019 1. The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space, generally comprising 6,000 to 15,000 square feet. Certain Company- operated Aaron's stores consist solely of a showroom. 2. BrandsMart U.S.A. stores average approximately 96,000 square feet and have been included in this table subsequent to the acquisition date of April 1, 2022.

Use of Non-GAAP Financial Information Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a one time non-cash charge for a fair value adjustment to merchandise inventories. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this presentation. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three and twelve months ended December 31, 2022 shown in the table below has been restated to also exclude stock-based compensation expense. The EBITDA and adjusted EBITDA figures presented in this presentation are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this presentation. Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance. Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business. EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures: • Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. • Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness. • Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting. The adjusted free cash flow figures presented in this presentation are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the presentation. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. 25

The Aaron's Company, Inc.

Reconciliation to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share[1]

	(Unaudited) Three Months Ended December 31,		(Unaudited) Year Ended December 31,	
(In Thousands, except per share amounts)	**2023**	**2022**	**2023**	**2022**
Net (Loss) Earnings	**$ (12,355)**	**$ (5,854)**	**$ 2,823**	**$ (5,280)**
Income Taxes	1,660	(3,767)	(3,881)	(9,463)
(Loss) Earnings Before Income Taxes	**$ (10,695)**	**$ (9,621)**	**$ (1,058)**	**$ (14,743)**
Acquisition-Related Intangible Amortization Expense	2,519	2,652	10,348	8,953
Restructuring Expenses, Net	2,777	8,870	15,597	32,717
Separation Costs	38	214	201	1,204
Non-Cash Inventory Fair Value Adjustment	—	—	—	23,074
Acquisition-Related Costs	551	1,460	3,638	14,616
Impairment of Goodwill	—	—	—	12,933
Non-GAAP (Loss) Earnings Before Income Taxes	(4,810)	3,575	28, 726	78,754
Income Taxes, calculated using a non-GAAP Effective Tax Rate	2,969	752	3,582	13,998
Non-GAAP Net (Loss) Earnings	**$ (7,779)**	**$ 2,823**	**$ 25,144**	**$ 64,756**
(Loss) Earnings Per Share Assuming Dilution	$ (0.41)	$ (0.19)	$ 0.09	$ (0.17)
Acquisition-Related Intangible Amortization Expense	0.08	0.09	0.33	0.29
Restructuring Expenses, Net	0.09	0.29	0.50	1.05
Separation Costs	—	0.01	0.01	0.04
Non-Cash Inventory Fair Value Adjustment	—	—	—	0.74
Acquisition-Related Costs	0.02	0.05	0.12	0.47
Impairment of Goodwill	—	—	—	0.41
Tax Effect of Non-GAAP adjustments	(0.04)	(0.15)	(0.24)	(0.75)
Non-GAAP (Loss) Earnings Per Share Assuming Dilution[2]	**$ (0.26)**	**$ 0.09**	**$ 0.81**	**$ 2.07**
Weighted Average Shares Outstanding Assuming Dilution[3]	30,447	31,096	31,105	31,303

1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition
2. In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding
3. For the three months ended December 31, 2023 and 2022, the GAAP weighted average shares outstanding were 30,447 and 30,763, which had no dilutive effect due to the net GAAP loss incurred in both periods; the non-GAAP weighted average shares outstanding assuming dilution were 30,447 and 31,096 during those same periods.

26

The Aaron's Company, Inc.

Reconciliation to Quarterly Adjusted EBITDA by Segment

	(Unaudited) Three Months Ended December 31, 2023					(Unaudited) Three Months Ended December 31, 2022				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$ (12,355)					$ (5,854)
Income Taxes					1,660					(3,767)
Earnings (Loss) Before Income Taxes	$ 14,832	$ (2,809)	$ (22,468)	$ (250)	$ (10,695)	$ 17,046	$ 1,793	$ (28,365)	$ (95)	$ (9,621)
Interest Expense	—	—	3,788	—	3,788	—	—	3,911	—	3,911
Depreciation	18,648	1,552	210	—	20,410	18,504	1,415	222	—	20,141
Amortization	293	2,226	—	—	2,519	601	2,130	—	—	2,731
EBITDA	$ 33,773	$ 969	$ (18,470)	$ (250)	$ 16,022	$ 36,151	$ 5,338	$ (24,232)	$ (95)	$ 17,162
Separation Costs	—	—	38	—	38	—	—	214	—	214
Restructuring Expenses, Net	—	—	2,777	—	2,777	—	—	8,870	—	8,870
Acquisition-Related Costs	—	—	551	—	551	—	—	1,460	—	1,460
Stock-Based Compensation[2]	—	—	2,975	—	2,975	—	—	2,187	—	2,187
Adjusted EBITDA	$ 33,773	$ 969	$ (12,129)	$ (250)	$ 22,363	$ 36,151	$ 5,338	$ (11,501)	$ (95)	$ 29,893

1. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation
2. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense

27

The Aaron's Company, Inc.

Reconciliation to Twelve Months Adjusted EBITDA by Segment[1]

	(Unaudited) Year Ended December 31, 2023					(Unaudited) Year Ended December 31, 2022				
(In Thousands)	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total	Aaron's Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings (Loss)					**$ 2,823**					**$ (5,280)**
Income Taxes					(3,881)					(9,463)
Earnings (Loss) Before Income Taxes	**$ 99,041**	**$ (5,029)**	**$ (94,416)**	**$ (654)**	**$ (1,058)**	**$ 122,220**	**$ (11,171)**	**$ (125,021)**	**$ (771)**	**$ (14,743)**
Interest Expense	—	—	15,512	—	15,512	—	—	9,875	—	9,875
Depreciation	73,778	5,339	876	—	79,993	71,682	3,841	1,230	—	76,753
Amortization	1,443	8,905	—	—	10,348	2,651	6,679	—	—	9,330
EBITDA	**$ 174,262**	**$ 9,215**	**$ (78,028)**	**$ (654)**	**$ 104,795**	**$ 196,553**	**$ (651)**	**$ (113,916)**	**$ (771)**	**$ 81,215**
Separation Costs	—	—	201	—	201	—	—	1,204	—	1,204
Restructuring Expenses, Net	—	—	15,597	—	15,597	—	—	32,717	—	32,717
Impairment of Goodwill	—	—	—	—	—	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	3,638	—	3,638	—	—	14,616	—	14,616
Non-Cash Inventory Fair Value Adjustment	—	—	—	—	—	—	23,074	—	—	23,074
Stock-Based Compensation[3]	—	—	11,723	—	11,723	—	—	11,358	—	11,358
Adjusted EBITDA	**$ 174,262**	**$ 9,215**	**$ (46,869)**	**$ (654)**	**$ 135,954**	**$ 196,553**	**$ 22,423**	**$ (41,088)**	**$ (771)**	**$ 177,117**

1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition
2. Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation
3. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the twelve months ended December 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense

28

Reconciliation to Adjusted Free Cash Flow1 29 Reconciliation to Net Debt (Unaudited) (Unaudited) Three Months Ended December 31, Year Ended December 31, (In Thousands) 2023 2022 2023 2022 Cash Provided by Operating Activities $ 31,308 $ 46,561 $ 180,414 $ 170,432 Proceeds from Real Estate Transactions 9,429 1,600 11,092 16,519 Acquisition-Related Transaction Costs 625 777 5,174 13,556 Capital Expenditures (25,488) (24,285) (94,415) (107,980) Adjusted Free Cash Flow $ 15,874 $ 24,653 $ 102,265 $ 92,527 1. The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition (Unaudited) Three Months Ended December 31, Three Months Ended December 31, (In Thousands) 2023 2022 Debt $ 193,963 $ 242,413 Cash and Cash Equivalents (59,035) (27,716) Net Debt $ 134,928 $ 214,697

Fiscal Year 2024 Ranges (In Thousands) Aaron’s Business BrandsMart Consolidated Total Projected Net (Loss) Earnings $(12,000) - $0 Income Taxes 0 - 4,000 Projected Earnings (Loss) Before Income Taxes 64,500 - 77,500 (9,500) - (5,500) (12,000) - 4,000 Interest Expense — — 15,000 - 16,000 Depreciation and Amortization 73,000 - 75,000 16,500 - 17,500 89,500 - 92,500 Projected EBITDA 137,500 - 152,500 7,000 - 12,000 92,500 - 112,500 Stock-Based Compensation — — 12,500 Projected Adjusted EBITDA $137,500 - $152,500 $7,000 - $12,000 $105,000 - $125,000 Fiscal Year 2024 Ranges Low High Projected (Loss) Earnings Per Share Assuming Dilution $(0.30) $(0.05) Sum of Other Adjustments1 0.20 0.30 Projected Non-GAAP (Loss) Earnings Per Share Assuming Dilution $(0.10) $0.25 30 Reconciliation to 2024 Current Outlook for Adjusted EBITDA Fiscal Year 2024 Ranges (In Thousands) Consolidated Total Cash Provided by Operating Activities $100,000 - $115,000 Proceeds from Real Estate Transactions 0 - 10,000 Capital Expenditures (85,000) – (95,000) Adjusted Free Cash Flow $15,000 - $30,000 Reconciliation to 2024 Current Outlook for Non-GAAP Earnings Per Share Reconciliation to 2024 Current Outlook for Adjusted Free Cash Flow 1. Includes intangible amortization expense resulting from acquisitions

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